Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             LYNX THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                        94-3161073
(State of Incorporation)                 (I.R.S. Employer Identification Number)

                              ---------------------

                              3832 Bay Center Place
                                Hayward, CA 94545
                                 (510) 670-9300

                              ---------------------

                        1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                Sam Eletr, Ph.D.
                             Chief Executive Officer
                             Lynx Therapeutics, Inc.
                              3832 Bay Center Place
                            Hayward, California 94545
                                 (510) 670-9300
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              ---------------------

                                   Copies to:

                              James C. Kitch, Esq.
                               COOLEY GODWARD LLP
                              Five Palo Alto Square
                               3000 El Camino Real
                           Palo Alto, California 94306

                              ---------------------

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
       Title of Securities             Amount to be          Proposed Maximum          Proposed Maximum             Amount of
         to be Registered               Registered       Offering Price Per Share  Aggregate Offering Price     Registration Fee
                                                                    (1)                       (1)
====================================================================================================================================
Stock Options and Common Stock            200,000                 $8.8125                 $1,762,500                 $519.94
(par value $.01)
====================================================================================================================================

(1)      Estimated  solely for the purpose of  calculating  the amount of the  registration  fee  pursuant to Rule 457(h)  under the
         Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock as reported on the Nasdaq National Market System on July 14, 1998.

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The  following   documents  filed  by  Lynx  Therapeutics,   Inc.  (the
"Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

         (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's Bylaws also provide that the Company will indemnify its directors and executive officers, and may indemnify its other officers, employees and other agents, to the fullest extent not prohibited by Delaware law. The Company is also empowered under its Bylaws to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, the Company has entered or will enter into indemnity agreements with each of its directors and executive officers.

         In addition, the Company's Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of nonmonetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Company or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Company or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders, for improper transactions between the director and the Company and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         In addition, the Company has entered into certain agreements in connection with the Company's equity financings which provide for the indemnification of directors and officers in certain circumstances, including indemnification for liabilities arising under the Securities Act. The Company also maintains an insurance policy for its directors and officers insuring against certain liabilities arising in their capacities as such.


                                       2.

                                    EXHIBITS


Exhibit
Number

5.1            Opinion of Cooley Godward LLP

23.1           Consent of Ernst & Young LLP, Independent Auditors

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1           Power of Attorney is contained on the signature page.

99.1           1998 Employee Stock Purchase Plan


                                  UNDERTAKINGS

1.  The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

                (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference herein shall be deemed to be a new registration statement


                                       3.

relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                       4.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on July 15, 1998.


                             LYNX THERAPEUTICS, INC.




                             By:     /s/ Sam Eletr, Ph.D.
                                ------------------------------------------------
                                     Sam Eletr, Ph.D.
                                     Chief Executive Officer and Chairman of the
                                     Board of Directors


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sam Eletr and James C. Kitch, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                  Title                     Date
----------------------------------------          ---------------------------      -------------

/s/  SAM ELETR                                    Chief Executive Officer and      July 15, 1998
----------------------------------------          Chairman of the Board
     Sam Eletr, Ph.D.                             (Principal Executive Officer)


/s/  CRAIG C. TAYLOR                              Director                         July 15, 1998
----------------------------------------
     Craig C. Taylor


/s/  WILLIAM K. BOWES, JR.                        Director                         July 15, 1998
----------------------------------------
     William K. Bowes, Jr.


                                       5.


/s/  SYDNEY BRENNER                               Director                         July 15, 1998
----------------------------------------
     Sydney Brenner


/s/  JAMES C. KITCH                               Director                         July 15, 1998
----------------------------------------
     James C. Kitch


/s/  KATHLEEN D. LA PORTE                         Director                         July 15, 1998
--------------------------------------------
     Kathleen D. La Porte




                                       6.

                                  EXHIBIT INDEX


Exhibit                                      Description
Number

    5.1   Opinion of Cooley Godward LLP                                        8

   23.1   Consent of Ernst & Young LLP, Independent Auditors                   9

   23.2   Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this    8
          Registration Statement

   24.1   Power of Attorney is contained on the signature page                 5

   99.1   1998 Employee Stock Purchase Plan                                   10


                                       7.